UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 23, 2026

RENN Fund, Inc.

(Exact name of Registrant as specified in its charter)

Texas	811-22299	75-2533518
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

470 Park Avenue South, New York, NY 10016 (914) 703-6904 (Address of principal executive offices)

Registrant’s telephone number, including area code: 646-291-2300

1999 Bryan Street, Suite 900

Dallas, TX 75201-3136

(Former name or former address, if changed since last report)

11520 North N. Central Expressway, Suite 162

Dallas, TX 75243

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01	Other Events.

The Renn Fund, Inc.

(the “Fund”)

The Board of Directors (“Board”), on behalf of the Fund, regrets to inform Fund shareholders that Murray Stahl, Co-Founder, Chairman, Chief Executive Officer and Chief Investment Officer of Horizon Kinetics Asset Management LLC (“HKAM”), the Fund’s investment adviser, and Co-Portfolio Manager of the Fund since 2017, passed away on April 7, 2026.

On April 23, 2026, the Board approved changes to the officers and portfolio team of the Fund as described herein.

The Board, with unanimous written consent, has appointed Peter Doyle, Co-Founder and Co-Chief Executive Officer of HKAM and a Co-Portfolio Manager of the Fund, as President, Chief Executive Officer and Chief Financial Officer of the Fund.

Additionally, James Davolos has been added to the Fund’s Portfolio Management team.

James Davolos is a Portfolio Manager and Research Analyst of the Fund. James joined the Firm in 2005 and currently serves as Co-Portfolio Manager for the Inflation Beneficiaries ETF (INFL), as well as several investment companies, private funds and separately managed accounts. James began his tenure on the investment team as a generalist analyst covering investment and research opportunities for various strategies managed by the Firm. James received a BBA in Finance from Loyola University in Maryland and an MBA from New York University.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENN Fund, Inc.

Date: April 28, 2026	By:	/s/ Jay Kesslen
Jay Kesslen
Vice President